EXHIBIT 10.4

      Datamarine International, Inc. 2000 Employee Stock Purchase Plan

      The purpose of this Plan is to provide employees a continued opportunity to purchase Datamarine International, Inc. stock through semiannual offerings commencing October 1, 2000. 100,000 shares of Datamarine stock in the aggregate ($0.01 par value) have been approved for this purpose.

      1. Administration. The Plan shall be administered by the Board of Directors or, in its discretion, by a committee appointed by the Board of Directors from members of senior management. The Committee shall have authority to make rules and regulations for the administration of the Plan; its interpretations and decisions with regard thereto shall be final and conclusive.

      2. Eligibility. Except as provided below, employees of the Corporation and of any participating subsidiary who have completed one year of employment and whose employment is 20 hours or more per week shall be eligible to participate in the Plan. Eligibility rules may be prescribed by the Committee from time to time, such rules, however, shall neither permit nor deny participation in the Plan contrary to the requirements of the Internal Revenue Code (including, but not limited to, Section 423 (b)(3),
(4), (5), and (8) thereof) and the regulations promulgated thereunder. No employee may be granted an option if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Corporation or any subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Internal Revenue Code shall apply in determining the stock ownership of an employee, and stock that the employee may purchase under outstanding options shall be treated as stock owned by the employee.

      3. Offering Periods. The Corporation shall make semiannual offering periods to employees to purchase Datamarine stock under this Plan (each, an "Offering Period"). Each Offering Period shall be six months in duration, during which (or during such portion thereof as an employee may elect to participate) the amounts received as compensation by an employee shall constitute the measure of such of the employee's participation in the Offering Period as is based on compensation.

      4. Purchase of Shares. Each employee participating in the Plan during any Offering Period shall be granted an option, upon the effective date of such Offering Period, for as many full shares of Datamarine stock as the participating employee may elect to purchase with up to 10% of the compensation received during the specified Offering Period, to be paid by payroll deductions during such Offering Period. The purchase price for each share will be the lesser of 85% of the average market price for the five business days immediately preceding the first or last day of the Offering Period.

      As of the last day of the Offering Period, the account of each participating employee shall be totaled, and the employee shall be deemed to have exercised an option to purchase one or more full shares at the then applicable price; the employee's account shall be charged for the amount of the purchase; and the ownership of such share or shares shall be appropriately evidenced on the books of the Corporation. Additional shares covered by the employee's option shall be purchased in the same manner, as of the last day of each subsequent Offering Period.

      5. Participation. An employee eligible for participation on the effective date of any Offering Period may participate in such Offering Period by completing and forwarding a payroll deduction authorization to the employee's appropriate payroll location in accordance with payroll procedures established by Datamarine. The form will authorize a regular payroll deduction from the employee's compensation, and must specify the first day of the Offering Period in which such deduction is to commence, which may not be retroactive. The form must be received by the Corporation's payroll department in accordance with established payroll procedures.

      6. Deductions. The Corporation shall maintain payroll deduction accounts for all participating employees. With respect to any Offering Period under this Plan, an employee may authorize a payroll deduction of a whole percentage (up to a maximum of 10%) of the compensation the employee receives during the Offering Period (or during such portion thereof in which the employee may elect to participate).

      No employee may be granted an option that permits his or her rights to purchase stock under this Plan, and any other stock purchase plan of the Corporation and its subsidiaries, to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined at the effective date of the applicable Offering Period) for each calendar year in which the option is outstanding at any time.

      7. Deduction Changes. All changes to payroll deductions under the Plan shall be in accordance with payroll procedures established by Datamarine. An employee may change his or her payroll deduction, or terminate participation in the Plan, by filing a new payroll deduction authorization. Any increase in an employee's payroll deduction will not take effect sooner than the first payroll period beginning in the next Offering Period which begins after receipt of the authorization, provided the employee remains enrolled in the Plan. A decrease in an employee's payroll deduction or a termination of participation will not take effect sooner than the next pay period which begins after receipt of the authorization. In no event will an employee receive interest with respect to payroll deductions, whether used to purchase stock or returned in cash.

      8. Employee Accounts and Certificates. Upon purchase of one or more full shares by a Plan participant pursuant to Section 4 hereof, the Corporation shall establish a book entry account in the name of the employee to reflect the share(s) purchased at that time. Certificates shall be issued only on request and also when necessary to comply with transaction requirements outside the United States.

      9. Registration of Shares. Shares may be registered only in the name of the employee, or, if the employee so indicates on the employee's payroll deduction authorization form, in the employee's name jointly with a member of the employee's family, with right of survivorship. An employee who is a resident of a jurisdiction that does not recognize such a joint tenancy may have shares registered in the employee's name as tenant in common or as community property with a member of the employee's family, without right of survivorship.

      10. Definitions. The term "Corporation" or "Datamarine" means Datamarine International, Inc., a Washington corporation.

      The term "Datamarine stock" means the common stock of Datamarine International, Inc.

      The term "market price" means the closing price of Datamarine stock on the OTC:BB or other said exchange on a given day or, if no sales of Datamarine stock were made on that day, the closing price of Datamarine stock on the next preceding day on which sales were made on said exchange.

      The term "subsidiary" means a subsidiary of the Corporation within the meaning of Section 424(f) of the Internal Revenue Code and the regulations promulgated thereunder.

      11. Rights as a Shareholder. None of the rights or privileges of a shareholder of the Corporation shall exist with respect to shares purchased under this Plan unless and until such shares shall have been appropriately evidenced on the books of the Corporation.

      12. Rights on Retirement, Death, or Termination of Employment. In the event of a participating employee's retirement, death, or termination of employment the employee shall be ineligible to continue to participate in the Plan, and no payroll deduction shall be taken from any pay due and owing to the employee after the pay period during which the employee became ineligible.

      13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

      14. Application of Funds and Administrative Fees. All funds received or held by the Corporation under this Plan may be used for any corporate purpose. The Committee may impose reasonable administrative fees on participating employees to defray the administrative costs of the Plan, which shall in no event exceed the actual administrative costs of the Plan. Initially, participating employees shall pay no fee.

      15. Adjustments in Case of Changes Affecting Datamarine Stock. In the event of a subdivision of outstanding shares, or the payment of a stock dividend, the number of shares approved for this Plan shall be increased proportionately, and such other adjustments shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting Datamarine stock, such adjustments shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

      16. Amendment of the Plan. The Board of Directors may at any time, or from time to time, amend this Plan in any respect except that without the approval of a majority of the shares of stock of the Corporation voted at a meeting duly called, no amendment shall be made (i) increasing the number of shares approved for this Plan (other than as provided in Section 15 hereof) or (ii) decreasing the purchase price per share.

      17. Termination of the Plan. This Plan and all rights of employees under any offering hereunder shall terminate:

      (a) on the day that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among such participating employees in such manner as it deems fair, or

      (b)  at any time, at the discretion of the Board of Directors.

      18. Governmental Regulations. The Corporation's obligation to sell and deliver Datamarine stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such stock.

      19. Plan Shares. Shares for the Plan may be sourced from shares purchased in the open market treasury shares, or authorized and unissued shares.